QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of ARYx Therapeutics, Inc. for the registration of 12,544,409 shares of its common stock and to the incorporation by reference therein of our report dated March 12, 2008, with respect to the consolidated financial statements of ARYx Therapeutics, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2007, filed with the Securities and Exchange Commission.

                      /s/ Ernst & Young LLP

Palo Alto, California
December 15, 2008

QuickLinks

  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM